UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event) May 27, 2008

KOPIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 John Hancock Road, Taunton, MA 02780
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code   (508) 824-6696

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Kopin Corporation (together with its subsidiaries, the “Company”)  issued a press release on May 29, 2008, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by this reference, in which it announced that that it has appealed the Nasdaq Listing Qualification Staff determination to delist the Company’s securities from The Nasdaq Stock Market for failure to comply with NASDAQ Marketplace Rule 4310(c)(14).  As a result of the appeal, the Nasdaq Staff’s delisting action has been stayed pending the final outcome of a hearing scheduled for Thursday, July 17 before the Nasdaq Hearings Panel.

On May 19, Kopin announced that it had received a NASDAQ Staff Determination Letter indicating that the Company faced a possible delisting because it did not timely file its Quarterly Report on Form 10-Q for the quarter ended March 29, 2008.  The filing of Kopin’s Form 10-Q is delayed pending review of a recently filed Request for Mediation made by a customer of the Company.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Kopin Corporation Press Release, dated May 29, 2008, announcing Kopin
Corporation Receives Stay of Delisting from NASDAQ Pending Outcome of July 17
Hearing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPIN CORPORATION

Dated:	May 29, 2008	By:	/s/ Richard A. Sneider
Richard A. Sneider
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated May 29, 2008 entitled “Kopin Receives Stay of Delisting from
Nasdaq Pending Outcome of July 17 Hearing.”